EXHIBIT 99.1

                                       TO

                       REGISTRATION STATEMENT ON FORM SB-2







                        FORM OF STOCK PURCHASE AGREEMENT

                         MENDOCINO BREWING COMPANY, INC.

                            Stock Purchase Agreement

To:      Mendocino Brewing Company, Inc.
         P.O. Box 400
         Hopland, CA  95449-0400
         1-800-733-3871

Please issue the number of shares of Mendocino Brewing Company, Inc. Common Stock shown below in the name(s) shown below. The signature below acknowledges receipt and opportunity to read the Prospectus by which the shares are offered.


Signature:___________________________________________  Date:____________________

Enclosed is a check for ___________________ shares, at $8.50 per share, totaling
                        (100 share minimum)
$_______________
($850.00 minimum)


MAKE CHECK PAYABLE TO: Mendocino Brewing Company, Inc.

Register the shares in the following name(s) and amount:

         Name_______________________________________  Number of shares _________

         Name_______________________________________

I/we will hold the shares as (circle one):

           Individual    Community Property     Joint Tenants          Trust

             Tenants in Common    Corporation       Other  _____________________

For the person(s) who will be the registered stockholder(s), please provide:

Mailing Address:________________________________________________________________

City, State & Zip Code:_________________________________________________________

Telephone Numbers:  Work:  (____)_______________    Home  (____)________________

Social Security or Taxpayer ID number(s):_______________________________________

(Please attach any special mailing instructions if the share certificates are to be sent to other than to the address shown above.)

 NO OFFER TO PURCHASE IS ACCEPTED UNTIL SIGNED BY THE COMPANY'S REPRESENTATIVE

        (You will be mailed a signed and numbered copy of this agreement to retain for your records)

Offer to purchase accepted by Mendocino Brewing Company, Inc. by its undersigned sales representative:


_______________________________________    Dated:_______________________________
Michael Lovett, Secretary

Exhibit 99.1